Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930- 9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President – Investor Relations

iStar Financial Announces First Quarter 2009 Results

•                  Adjusted earnings (loss) allocable to common shareholders for the first quarter was ($64.0) million, or ($0.61) per diluted common share.

•                  Net income (loss) allocable to common shareholders for the first quarter was ($93.9) million, or ($0.89) per diluted common share.

•                  Company records $258.1 million of loan loss provisions during the quarter versus $252.0 million during the prior quarter.

•                  Company completes $1.0 billion secured term loan and restructuring of existing unsecured revolving credit facilities.

NEW YORK - April 30, 2009 - iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the first quarter ended March 31, 2009.

iStar reported adjusted earnings (loss) allocable to common shareholders for the first quarter of ($64.0) million or ($0.61) per diluted common share, compared with $116.5 million or $0.86 per diluted common share for the first quarter 2008. Adjusted earnings (loss) represents net income computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation, depletion, amortization, impairments of goodwill and intangible assets, and gain (loss) from discontinued operations.

Net income (loss) allocable to common shareholders for the first quarter was ($93.9) million, or ($0.89) per diluted common share, compared to $71.6 million or $0.53 per diluted common share for the first quarter 2008. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Revenues for the first quarter 2009 were $258.4 million versus $412.3 million for the first quarter 2008. The year-over-year decrease is primarily due to a reduction of interest income resulting from an increase in non-performing loans (NPLs) and lower interest rates, as well as a reduction in other income.

Net investment income for the quarter was $252.0 million compared to $176.8 million for the first quarter 2008. The year-over-year increase is primarily due to gains on the early extinguishment of debt, offset by lower interest income resulting from an increase in the Company’s NPLs. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the quarter, the Company received $470.0 million in gross principal repayments. Additionally, the Company generated proceeds of $265.6 million from loan sales; $32.4 million of net proceeds from corporate tenant lease (CTL) asset sales; and $73.3 million of net proceeds from other real estate owned (OREO) asset sales. Of the gross principal repayments and asset sales, $283.6 million was utilized to pay down the A-participation interest associated with the Fremont portfolio. Additionally during the quarter, the Company funded a total of $391.4 million under pre-existing commitments.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.9x at March 31, 2009, versus 3.1x at December 31, 2008. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 2.37% for the quarter, versus 2.15% in the prior quarter.

Capital Markets

As of March 31, 2009, the Company had $1.0 billion of unrestricted cash and available capacity on its credit facilities versus $558.1 million at the end of the prior quarter. The Company is currently in compliance with all of its bank and bond covenants.

The Company repurchased $286.4 million par value of its senior unsecured notes, resulting in a net gain on early extinguishment of debt of $154.4 million. In addition, on March 16, 2009, the Company’s Board of Directors approved a new $50 million stock repurchase program, under which the Company repurchased approximately 3.5 million shares of its common stock during the quarter. The Company currently has remaining authority to repurchase up to $42.4 million of shares under its share repurchase programs.

As previously announced, during the first quarter the Company completed a new $1.0 billion secured term loan facility and restructured $2.6 billion of its existing unsecured revolving credit facilities.

Risk Management

At March 31, 2009, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 91.7% of the Company’s asset base, versus 91.5% in the prior quarter. The Company’s loan portfolio consisted of 78.5% floating rate loans and 21.5% fixed rate loans, with a weighted average maturity of 2.2 years.

The weighted average last dollar loan-to-value ratio for all structured finance assets was 78.1%. At quarter end, the Company’s corporate tenant lease assets were 93.9% leased with a weighted average remaining lease term of 11.5 years. At March 31, 2009, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.71 and 2.59, respectively, versus 3.53 and 2.58, respectively, in the prior quarter.

As of March 31, 2009, 76 of the Company’s 322 total loans were on NPL status. These loans represent $3.9 billion or 32.6% of total managed loans, compared to 68 loans representing $3.5 billion or 27.5% of total managed loans in the prior quarter. Managed asset and loan values represent iStar’s book value plus the A-participation interest associated with the Fremont portfolio. The Company’s total managed loan value at quarter end was $12.1 billion.

At the end of the first quarter, the Company had 30 loans on its watch list representing $1.3 billion or 10.7% of total managed loans, compared to 28 loans representing $1.3 billion or 10.1% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans.

At the end of the first quarter, the Company had 16 assets classified as OREO with a book value of $233.8 million. During the quarter, the Company took title to nine properties that served as collateral on its loans with managed loan value of $117.5 million, resulting in $47.5 million of charge-offs against the Company’s reserve for loan losses. In addition, the Company recorded $6.6 million of non-cash impairment charges on its OREO portfolio.

During the quarter, the Company charged off $51.0 million against its reserve for losses associated with loan sales during the quarter. During the quarter, the Company recorded $14.5 million of non-cash impairment charges on investments included in its Corporate Loan and Debt portfolio and Other Investments, and a $4.2 million non-cash impairment charge to goodwill.

During the first quarter, the Company recorded $258.1 million in loan loss provisions, comprised of $237.5 million of asset specific provisions and $20.6 million of general provisions. Provisions in the quarter reflect the continued deterioration in the overall credit markets and its impact on the portfolio as determined in the Company’s regular quarterly risk ratings review process following the end of the quarter. At March 31, 2009, the Company had loan loss reserves of $1.1 billion or 9.4% of total managed loans. This compares to loan loss reserves of $976.8 million or 7.8% of total managed loans at December 31, 2008.

Summary of Fremont Contributions to Quarterly Results

At the end of the first quarter, the Fremont portfolio, including additional fundings made during the quarter, had a managed loan value of $3.7 billion consisting of 128 loans versus $4.0 billion consisting of 140 loans at the end of the fourth quarter 2008.

At the end of the first quarter, the value of the A-participation interest in the portfolio was $1.0 billion versus $1.3 billion on December 31, 2008. The book value of iStar’s B-participation interest at the end of the first quarter was $2.7 billion versus $2.7 billion on December 31, 2008. During the quarter, iStar received $337.0 million in principal repayments and proceeds from loan sales, of which the Company retained 30%. The balance of principal repayments was paid to the A-participation interest. The weighted average maturity of the Fremont portfolio is seven months.

During the first quarter, iStar funded $112.5 million of commitments related to the portfolio. Unfunded commitments at the end of the first quarter were $0.5 billion, of which the Company expects to fund approximately $0.3 billion based upon its comprehensive review of the portfolio. This compares to unfunded commitments of $0.7 billion at the end of the prior quarter.

At March 31, 2009, there were 43 Fremont loans on NPL status with a managed loan value of $1.6 billion versus 37 loans at the prior quarter end, with $1.2 billion of managed loan value. In addition, there were 13 Fremont loans on the Company’s watch list with a managed loan value of $483.8 million versus 18 loans at the prior quarter end, with $758.6 million of managed loan value.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at The Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036 on Wednesday, May 27, 2009 at 9:00 a.m. ET. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 30, 2009. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008

Net investment income (1)	$251,958	$176,797
Other income	2,513	58,025
Non-interest expense (2)	(353,506)	(159,977)
Income (loss) from continuing operations	(99,035)	74,845

Income from discontinued operations	346	8,128
Gain from discontinued operations	11,617	2,056
Net (income) loss attributable to noncontrolling interests	1,243	(204)
Preferred dividends	(10,580)	(10,580)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (3)	$(96,409)	$74,245

(1)

Includes interest income, operating lease income, earnings (loss) from equity method investments and gain (loss) on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

(2)	Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

(3)

HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of March 31, 2009	As of December 31, 2008

Loans and other lending investments, net	$10,182,944	$10,586,644
Corporate tenant lease assets, net	$3,015,009	$3,044,811
Other investments	$417,875	$447,318
Total assets	$14,801,097	$15,296,748
Debt obligations	$12,167,539	$12,486,404
Total liabilities	$12,448,766	$12,840,896
Total iStar Financial Inc. shareholders’ equity	$2,319,036	$2,418,999

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008

REVENUES

Interest income	$177,227	$276,100
Operating lease income	78,650	78,199
Other income	2,513	58,025
Total revenues	258,390	412,324

COSTS AND EXPENSES

Interest expense	131,165	169,779
Operating costs - corporate tenant lease assets	6,631	5,125
Depreciation and amortization	23,692	23,901
General and administrative (1)	39,389	42,776
Provision for loan losses	258,096	89,500
Impairment of goodwill	4,186	—
Impairment of other assets	21,145	—
Other expense	6,998	3,800
Total costs and expenses	491,302	334,881

Income (loss) from continuing operations before other items	(232,912)	77,443
Gain on early extinguishment of debt	154,377	—
Loss from equity method investments	(20,500)	(2,598)
Income (loss) from continuing operations	(99,035)	74,845

Income from discontinued operations	346	8,128
Gain from discontinued operations	11,617	2,056
Net income (loss)	(87,072)	85,029

Net (income) loss attributable to noncontrolling interests	1,243	(204)
Net income (loss) attributable to iStar Financial Inc.	(85,829)	84,825

Preferred dividend requirements	(10,580)	(10,580)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(96,409)	$74,245

(1)	For the three months ended March 31, 2009 and 2008, includes $5,551 and $4,848 of stock-based compensation expense, respectively.
(2)

HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2009	2008
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic	$(1.00)	$0.46
Diluted (3)	$(1.00)	$0.46
Net income (loss) attributable to iStar Financial Inc. (1) (4)
Basic	$(0.89)	$0.53
Diluted (3)	$(0.89)	$0.53
Weighted average shares outstanding
Basic	105,606	134,262
Diluted	105,606	134,843
EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic	$(189.07)	$86.87
Diluted (3)	$(189.07)	$86.47
Net income (loss) attributable to iStar Financial Inc. (1) (4) (5)
Basic	$(168.20)	$100.94
Diluted (3)	$(168.20)	$100.47
Weighted average shares outstanding
Basic and diluted	15	15

(1)          For the three months ended March 31, 2009 and 2008, excludes preferred dividends of $10,580.

(2)          Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3)          For the three months ended March 31, 2008, includes the allocable share of $1 of joint venture income.

(4)          For the three months ended March 31, 2008, net income (loss) attributable to iStar Financial Inc. and allocable to common shareholders and HPU holders excludes $1,122 of dividends paid to Participating Securities.

(5)          For the three months ended March 31, 2009 and 2008, basic net income (loss) allocable to HPU holders was ($2,523) and $1,514, respectively. For the three months ended March 31, 2009 and 2008, diluted net income (loss) allocable to HPU holders was ($2,523) and $1,507, respectively.

iStar Financial Inc.
Reconciliation of Adjusted Earnings to GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2009	2008
ADJUSTED EARNINGS (1)

Net income (loss)	$(87,072)	$85,029
Add: Depreciation, depletion and amortization	23,499	27,638
Add: Joint venture depreciation, depletion and amortization	10,688	8,625
Add: Amortization of deferred financing costs	5,160	9,914
Add: Impairment of goodwill	4,186	—
Less: Hedge ineffectiveness, net	—	1,491
Less: Gain from discontinued operations	(11,617)	(2,056)
Less: Preferred dividends	(10,580)	(10,580)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic	$(65,736)	$120,061
Diluted	$(65,736)	$120,065

Adjusted earnings (loss) per common share: (2)
Basic (3)	$(0.61)	$0.87
Diluted (4)	$(0.61)	$0.86

Weighted average common shares outstanding:
Basic	105,606	134,262
Diluted	105,606	134,843

Common shares outstanding at end of period:
Basic	102,462	134,406
Diluted	102,462	134,909

(1)          Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)          For the three months ended March 31, 2008, excludes $1,122 of dividends paid to Participating Securities.

(3)          For the three months ended March 31, 2009 and 2008, excludes ($1,720) and $2,486 of net income (loss) allocable to HPU holders, respectively.

(4)          For the three months ended March 31, 2009 and 2008, excludes ($1,720) and $2,475 of net income (loss) allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of March 31, 2009	As of December 31, 2008

ASSETS

Loans and other lending investments, net	$10,182,944	$10,586,644
Corporate tenant lease assets, net	3,015,009	3,044,811
Other investments	417,875	447,318
Other real estate owned	233,758	242,505
Cash and cash equivalents	541,289	496,537
Restricted cash	45,737	155,965
Accrued interest and operating lease income receivable, net	68,325	87,151
Deferred operating lease income receivable	114,533	116,793
Deferred expenses and other assets, net	181,627	119,024
Total assets	$14,801,097	$15,296,748

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$281,227	$354,492

Debt obligations:
Unsecured senior notes	6,519,055	7,188,541
Unsecured revolving credit facilities	737,309	3,281,273
Secured credit facility	1,166,635	306,867
Secured term loans	3,646,458	1,611,650
Other debt obligations	98,082	98,073
Total liabilities	12,448,766	12,840,896

Redeemable noncontrolling interests	7,448	9,190

Total iStar Financial Inc. shareholders’ equity	2,319,036	2,418,999
Noncontrolling interests	25,847	27,663
Total equity	2,344,883	2,446,662

Total liabilities and equity	$14,801,097	$15,296,748

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

PERFORMANCE STATISTICS

Three Months Ended
March 31, 2009

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	6.83%
Less: Cost of debt	4.46%
Net Finance Margin (1)	2.37%

Return on Average Common Book Equity
Average total book equity	$2,369,018
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,862,842

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(96,409)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders - Annualized (B)	$(385,636)
Return on Average Common Book Equity (B) / (A)	(20.7)%

Adjusted basic earnings (loss) allocable to common shareholders and HPU holders and Participating Security holders (2)	$(65,736)
Adjusted basic earnings (loss) allocable to common shareholders and HPU holders and Participating Security holders - Annualized (C)	$(262,944)
Adjusted Return on Average Common Book Equity (C) / (A)	(14.1)%

Expense Ratio
General and administrative expenses (3) (D)	$39,422
Total revenue (3) (E)	$258,881
Expense Ratio (D) / (E)	15.2%

(1)

Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $490 and $44, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’smanner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(3)	Total revenue and general and administrative expenses exclude SFAS No. 144 adjustments from discontinued operations of $491 and $33, respectively.

iStar Financial Inc.

Supplemental Information
(In thousands)

(unaudited)

CREDIT STATISTICS

	Three Months Ended
	March 31, 2009
Book debt, net of unrestricted cash and cash equivalents (A)	$11,626,250

Book equity	2,344,883
Add: Accumulated depreciation and loan loss reserves	1,642,287
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,987,170

Leverage (1) (A) / (B)	2.9	x

Ratio of Earnings (Loss) to Fixed Charges	0.5	x

Ratio of Earnings (Loss) to Fixed Charges and Preferred Stock Dividends	0.5	x

Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.8	x

Interest Coverage

EBITDA (3) (C)	$67,700
GAAP interest expense and preferred dividends (D)	141,745

EBITDA / GAAP Interest Expense (3) (C) / (D)	0.5	x

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss) less preferred dividends		$(97,652)
Add: GAAP interest expense	131,165
Add: Depreciation, depletion and amortization	23,499
Add: Joint venture depreciation, depletion and amortization	10,688
EBITDA (3)	$67,700

(1)   Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2)   This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s recently secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3)   EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

FINANCING VOLUME SUMMARY STATISTICS

Three Months Ended March 31, 2009

	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$11,291	$361,760	$373,051	$7,494	$10,880
Weighted average GAAP yield	6.22%	6.83%	6.81%	11.72%	N/A
Weighted average all-in spread/margin (basis points) (1)	492	604	602	N/A	N/A
Weighted average first $ loan-to-value ratio	38.13%	1.34%	2.38%	N/A	N/A
Weighted average last $ loan-to-value ratio	76.15%	78.85%	78.77%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	176

Discretionary commitments	$146,940
Non-discretionary commitments	1,792,817
Total unfunded commitments	$1,939,757

Estimated weighted average funding period	Approximately 2.2 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$9,519,492
Unsecured debt (B)	$7,398,496

Unencumbered Assets / Unsecured Debt (A) / (B)	1.3	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2009	2008
	March 31,	December 31,	September 30,	June 30,	March 31,
Structured Finance Assets (principal risk)	3.71	3.53	3.41	3.28	3.12
Corporate Tenant Lease Assets	2.59	2.58	2.55	2.55	2.51

(1=lowest risk; 5=highest risk)

(1)          Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2009		December 31, 2008
Value of non-performing loans (1) /
As a percentage of total managed loans	$3,930,310	32.56%	$3,458,157	27.48%
Reserve for loan losses /
As a percentage of total managed loans	$1,136,349	9.41%	$976,788	7.76%
As a percentage of non-performing loans (1)		28.91%		28.25%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2009

Asset Type
First Mortgages / Senior Loans	$10,456	68.3%
Corporate Tenant Leases	3,582	23.4
Mezzanine / Subordinated Debt	863	5.6
Other Investments	406	2.7
Total	$15,307	100.0%

Property / Collateral Type
Apartment / Residential	$4,278	27.9%
Land	2,348	15.3
Office	1,925	12.6
Industrial / R&D	1,452	9.5
Retail	1,178	7.7
Entertainment / Leisure	922	6.0
Corporate - Real Estate	865	5.7
Hotel	826	5.4
Mixed Use / Mixed Collateral	669	4.4
Other	543	3.5
Corporate - Non-Real Estate	301	2.0
Total	$15,307	100.0%

Geography
West	$3,528	23.0%
Northeast	2,874	18.8
Southeast	2,532	16.5
Mid-Atlantic	1,632	10.7
Central	934	6.1
Southwest	885	5.8
Various	807	5.3
International	768	5.0
South	513	3.3
Northcentral	440	2.9
Northwest	394	2.6
Total	$15,307	100.0%

(1) Based on gross carrying value of the Company’s total investment portfolio.